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                                                                  EXHIBIT 23.3



The Board of Directors
PHH Corporation:


We consent to the incorporation by reference in Amendment No. 1 to the Form S-3 Registration Statement of Cendant Corporation, of our report dated
April 30, 1997, with respect to the consolidated balance sheets of PHH Corporation and subsidiaries (the "Company") at December 31, 1996 and
January 31, 1996 and the related consolidated statements of income, stockholders' equity, and cash flows for the year ended December 31, 1996 and each of the years in the two year period ended January 31, 1996, which report appears in the Form 8-K of Cendant Corporation dated January 29, 1998, incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

Our report contains an explanatory paragraph that states that the Company adopted the provisions of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights," in the year ended January 31, 1996.


                                   /s/ KPMG Peat Marwick LLP
                                  --------------------------------------
                                  KPMG Peat Marwick LLP


Baltimore, Maryland
February 5, 1998